UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 7, 2016

LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of New Director

On September 7, 2016, the Board of Directors of the Company, pursuant to applicable provisions of the Company’s bylaws, appointed Lih-Shyng (Rick L.) Tsai, Ph.D. as a director of the Company, effective as of September 13, 2016.
Dr. Tsai is the Chairman and CEO of Chunghwa Telecom Co., Ltd., a Taiwanese integrated telecommunications service provider. He also serves on the board of directors of NXP Semiconductors N.V., a secure connectivity solutions company for embedded applications. Prior to his position at Chunghwa Telecom, he concurrently served from August 2011 to January 2014 as Chairman and CEO of TSMC Solid State Lighting Ltd. (SSL) and TSMC Solar Ltd., two then wholly-owned subsidiaries of Taiwan Semiconductor Manufacturing Company, Limited (TSMC), a semiconductor foundry company. From 1989 to 2011, Dr. Tsai held various positions at TSMC, including president, chief executive officer, chief operating officer, executive vice president of worldwide sales and marking, executive vice president of operations and member of its board of directors. Dr. Tsai holds a B.S. degree in physics from the National Taiwan University in Taipei, Taiwan and a Ph.D. degree in material science and engineering from Cornell University.
There are no arrangements or understandings between Dr. Tsai and any other persons pursuant to which Dr. Tsai was named a director of the Company. Dr. Tsai does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Dr. Tsai has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.
Dr. Tsai will receive compensation for his service as a director consistent with the Company’s current policies for compensation of non-employee directors.
In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with Dr. Tsai, which will require the Company to indemnify him against certain liabilities that may arise as result of his status or service as a director. The description of Dr. Tsai’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Current Report on Form 8-K dated June 2, 2012 as Exhibit 10.1.

Following Dr. Tsai’s appointment as of September 13, 2016 and Dr. Krishna C. Saraswat’s previously reported resignation as of November 7, 2016, the size of the board will remain at nine members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2016

LAM RESEARCH CORPORATION
By:	/s/ Sarah A. O'Dowd
Sarah A. O’Dowd Senior Vice President, Chief Legal Officer and Secretary